UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2005

Leslie’s Poolmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1874	95-4620298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 E. Broadway Road, Suite 100, Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 366-3999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As reported in Leslie’s Poolmart, Inc.’s (the “Company”) Report on Form 8-K dated January 11, 2005, the Company entered into an Agreement and Plan of Merger with LPM Acquisition LLC providing for a recapitalization and merger transaction involving the Company (the “Merger”). In connection with these transactions, the Company has entered into amendments to the employment agreements with its Chief Executive Officer, Lawrence H. Hayward and Chief Financial Officer, Donald J. Anderson. Mr. Hayward’s amendment waived the application of the change of control provisions of his existing employment agreement in regard to the Merger, and increased his salary and certain benefits. Mr. Anderson’s amendment extended the period in which he is entitled to terminate his employment and receive certain benefits based upon the change of control provisions of his existing agreement to September 30, 2005.

Item 8.01 Other Events.

On January 11, 2005, the Company entered into a supplemental indenture (the “Supplemental Indenture”) with The Bank of New York, as the trustee, supplementing the Indenture dated as of May 21, 2003 (the “Indenture”) as contemplated by the terms of its cash tender offer and consent solicitation for its 10-3/8% Senior Notes due 2008 (the “Notes”) described in its Report on Form 8-K dated January 11, 2005. The Supplemental Indenture eliminated substantially all of the restrictive covenants and certain events of default under the Indenture.

On January 19, 2005, the Company announced the pricing terms of this tender offer and consent solicitation for the Notes. The total consideration for the Notes, which was paid in respect of Notes accepted for payment that were validly tendered with consents and not withdrawn on or prior to 5:00 p.m., New York City time, on January 7, 2005, was $1,059.30 for each $1,000 principal amount of Notes, which includes the consent payment of $30.00 per $1,000 principal amount of Notes. Notes accepted for payment that are validly tendered subsequent to 5:00 p.m., New York City time, on January 7, 2005 but on or prior to 5:00 p.m., New York City time, on February 2, 2005, will receive the tender offer consideration of $1,029.30 for each $1,000 principal amount of Notes, which is equal to the total consideration minus the consent payment of $30.00 per $1,000 principal amount of Notes. The press release announcing matters relating to the tender offer is filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.01	Supplemental Indenture dated as of January 11, 2005 by and between Leslie’s Poolmart, Inc. and The Bank of New York Trust Company, N.A.

10.02	Amendment No. 1 dated as of January 19, 2005 to the Amended and Restated Employment Agreement between Leslie’s Poolmart, Inc. and Donald J. Anderson dated as of November 21, 2003.

10.03	Amendment No. 1 dated as of January 24, 2005 to the Amended and Restated Employment Agreement between Leslie’s Poolmart, Inc. and Lawrence H. Hayward dated as of November 21, 2003.

99.01	Press release issued by Leslie’s dated January 19, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leslie’s Poolmart, Inc.
(Registrant)

Date January 25, 2005

/s/ Donald J. Anderson
(Signature)

Donald J. Anderson, Executive Vice President and Chief Financial Officer

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